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                                                                     EXHIBIT 5.1

                      [Letterhead of Robert R. Veach, Jr.]


                                November 30, 2001


BRL Universal Equipment 2001 A, L.P.
BRL Universal Equipment Corp.
2911 Turtle Creek Blvd., Suite 1240
Dallas, Texas 75219


         Re: Registration Statement on Form S-4 relating to $100,000,000 aggregate principal amount of 8 7/8% Senior Secured Notes due 2008


Ladies and Gentlemen:

                  I have acted as counsel for BRL Universal Equipment 2001 A, L.P., a Delaware limited partnership ("BRL"), and BRL Universal Equipment Corp., a Delaware corporation ("BRL Corp." and, together with BRL, the "Issuers"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), by the Issuers and Universal Compression, Inc., a Texas corporation ("UCI"), as issuer of the lease obligations that are intended to fund the notes referred to below, and Universal Compression Holdings, Inc., a Delaware corporation ("UCH" and, together with UCI, "Universal"), as issuer of the guarantee obligations with respect to UCI's lease obligations. Pursuant to the Registration Statement, the Issuers are offering to exchange up to $100,000,000 aggregate principal amount of the Issuers' 8 7/8% Senior Secured Notes due 2008 that have been registered under the Securities Act (the "New Notes") for a like principal amount of the Issuers' issued and outstanding 8 7/8% Senior Secured Notes due 2008 (the "Old Notes").

                  In my capacity as counsel to the Issuers, I have reviewed (i) the Indenture dated as of February 9, 2001 and the First Supplemental Indenture thereto dated as of September 11, 2001 (the "Indenture") among the Issuers and The Bank of New York, as trustee (the "Trustee"), (ii) the Equipment Lease Agreement dated as of February 9, 2001, the First Amendment to Equipment Lease Agreement dated as of October 15, 2001 and the Lease Supplement thereto delivered on October 23, 2001, between BRL, as lessor, and UCI, as lessee, and
(iii) the First Amended and Restated Participation Agreement dated as of October 15, 2001 and Participation Agreement Supplement No. 1 thereto delivered on October 23, 2001, among UCI, UCH, BRL, Bankers Trust Company and the other parties and financial institutions listed on the signature pages thereto. I have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as I deemed necessary as a basis for the opinions hereinafter expressed. In such review, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, and the conformity with the originals of all documents submitted as copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied, without independent investigation, upon statements and representations of representatives of the Issuers, Universal, the Trustee and of public officials.

                  This opinion is limited in all respects to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and no opinion is expressed as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
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BRL Universal Equipment 2001 A, L.P.
BRL Universal Equipment Corp.
November 30, 2001
Page 2


                  Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

                  1. The issuance, execution and delivery of the New Notes have been duly authorized by the Issuers and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture in exchange for the Old Notes, will constitute legal, valid and binding obligations of the Issuers, enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally and general equitable principles (regardless of whether considered in a proceeding in equity or at law).

                  2. The Indenture constitutes a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally and general equitable principles (regardless of whether considered in a proceeding in equity or at law).

                  This opinion is given as of the date hereof, and I undertake no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in laws or regulations that occur which could affect the opinions contained herein. In connection with the opinions rendered herein, I have relied with your consent, as to all matters pertaining to the laws of the State of New York, on the opinion of Clifford Chance Rogers & Wells LLP delivered to the initial purchasers of the Old Notes.

                  This opinion may not be furnished to or relied upon by any person or entity for any purpose without my prior written consent.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                                   Very truly yours,


                                                   /s/ ROBERT R. VEACH, JR.